Exhibit 32.2



                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Rubicon Medical Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brian C. Woolf, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: November 15, 2004                        By /s/ Brian C. Woolf
                                                   -----------------------------
                                                   Brian C. Woolf
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Rubicon Medical Corporation and will be retained by Rubicon Medical Corporation and furnished to the Securities and Exchange Commission or its staff upon request.